Exhibit 32
SECTION 1350 CERTIFICATIONS
This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
The undersigned, who are the Chief Executive Officer and Chief Financial Officer of Benefit Street Partners Realty Trust, Inc. (the “Company”), each hereby certify to his knowledge as follows:
The Annual Report on Form 10-K of the Company, which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 10, 2021

/s/ Richard J. Byrne_________________
Richard J. Byrne
Chief Executive Officer and President
(Principal Executive Officer)

/s/ Jerome S. Baglien_________________
Jerome S. Baglien
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)